UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2022

Robinhood Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40691	46-4364776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Willow Road

Menlo Park, CA 94025

(Address of principal executive offices) (Zip Code)

(844) 428-5411

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	HOOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On March 23, 2022, the board of directors (the “Board”) of Robinhood Markets, Inc. (the “Company”) appointed Meyer “Micky” Malka to the Board, effective immediately. The Board also appointed him to serve on the Safety, Regulatory and Risk Committee, commencing concurrently with his Board service. Mr. Malka is an independent Class II director, with an initial term expiring at Robinhood’s 2023 annual meeting of stockholders. In connection with Mr. Malka’s appointment, the Board increased the number of directors on the Board from eight to nine.

Mr. Malka will participate in Robinhood’s Non-Employee Director Compensation Program as described under “Director Compensation” in the Company’s final initial public offering (“IPO”) prospectus, dated July 28, 2021, which was filed with the Securities and Exchange Commission (“SEC”) on July 30, 2021. In addition, the Company has entered into an indemnification agreement with Mr. Malka.

There are no arrangements or understandings between Mr. Malka and any other persons pursuant to which he was selected as a director and he has no family relationships with any of Robinhood’s directors or executive officers. Mr. Malka is the founder and managing director of Ribbit Capital (“Ribbit”), a venture capital firm. Entities associated with Ribbit beneficially owned approximately 7.0% of the Company’s Class A shares of common stock and held approximately 2.6% of the Company’s voting power, in each case as of December 31, 2021, inclusive of their warrants, and based on the Schedule 13G filed by Ribbit on February 14, 2022.

In February 2021, entities affiliated with Ribbit purchased approximately $501.6 million aggregate principal amount of the Company’s Tranche I convertible notes (the “Notes”), which upon the closing of the IPO automatically converted into approximately 19.4 million shares of the Company’s Class A common stock at a conversion price of $26.60. Concurrently with issuance of the Notes, the Company granted a ten-year warrant to Ribbit to purchase equity securities with an aggregate exercise price equal to 15% of the amount invested by Ribbit in the Notes. The warrants became exercisable in connection with the closing of the IPO for approximately 2.8 million shares of Class A common stock at an exercise price of $26.60 per share. Ribbit continues to hold these warrants.

In February 2021 in connection with the Notes and warrant financings, the Company entered into a Tranche I convertible note and warrant purchase agreement (the “Tranche I Purchase Agreement”). Pursuant to the Tranche I Purchase Agreement, holders of the Notes, including entities affiliated with Ribbit, had the right to request that the Company file a registration statement, and/or request that the common shares issued upon conversion of the Notes be covered by a registration statement that the Company was otherwise filing, in each case subject to certain exceptions. In addition, in connection with the IPO, the purchasers of the Company’s Notes and warrants, including entities affiliated with Ribbit, entered into market standoff agreements with the Company for the benefit of the underwriters of the IPO, pursuant to which such purchasers entered into lockup agreements in connection with the IPO, all of which expired on December 1, 2021.

The Company was a party to a Voting Agreement, most recently amended and restated in August 2020, pursuant to which many of its investors, including entities affiliated with Ribbit, agreed to the manner in which they would vote their shares on various matters, including the election of directors. This Voting Agreement terminated upon the completion of the IPO and no longer governs any aspect of the election or designation of members of the Board or the voting or the Company’s capital stock.

In August 2020, the Company also became party to an Amended and Restated Investors’ Rights Agreement with certain holders of its capital stock, including entities affiliated with Ribbit, which provides, among other things, that certain holders of the Company’s capital stock and warrants have the right to request that the Company file a registration statement, and/or request that their shares be covered by a registration statement that the Company is otherwise filing, subject to certain exceptions. Also under the Investors’ Rights Agreement, such holders entered into market standoff agreements with the Company for the benefit of the IPO underwriters, pursuant to which such holders have entered into lockup agreements in connection with the IPO, all of which expired on December 1, 2021. All rights, other than the registration rights, under the Investors’ Rights Agreement terminated in connection with the IPO. The remaining registration rights under the Investors’ Rights Agreement terminated on October 27, 2021.

In August 2020, Vladimir Tenev (the Company’s Chief Executive Officer and co-founder), Baiju Bhatt (the Company’s Chief Creative Officer and co-founder) and certain of their affiliates and certain of the Company’s other stockholders, including entities affiliated with Ribbit, entered into a Right of First Refusal and Co-Sale Agreement which provided the Company or its assignees with a right of first refusal to purchase shares of the Company’s common stock which certain of its stockholders, including Mr. Tenev and Mr. Bhatt, proposed to sell to other parties. The Right of First Refusal and Co-Sale Agreement also provided the investors party thereto with rights of first refusal and co-sale relating to shares of the Company’s common stock held and proposed to be transferred by either of Mr. Tenev or Mr. Bhatt or certain of their respective affiliates or permitted transferees. The Right of First Refusal and Co-Sale Agreement terminated in connection with the IPO.

Item 7.01	Regulation FD Disclosure.

On March 23, 2022, Robinhood published a blog post announcing Mr. Malka’s appointment to the Board. A copy of that blog post is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company intends to use its blog, Under the Hood, as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg. FD). Under the Hood can be accessed at https://blog.robinhood.com/ and investors should routinely monitor that website, in addition to the Company’s press releases, SEC filings, and public conference calls and webcasts, as information posted on the Company’s blog could be deemed to be material information.

The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Blog post dated March 23, 2022

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robinhood Markets, Inc.

Date: March 23, 2022	By:	/s/ Jason Warnick
	Name:	Jason Warnick
	Title:	Chief Financial Officer

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